EXHIBIT 99.C2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post Effective Amendment No. 12 to the Registration Statement on Form S-6 of our report dated November 19, 2002, relating to the financial statements and financial highlights of SPDR Trust, Series 1, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

PricewaterhouseCoopers LLP
Boston, Massachusetts

January 24, 2003